EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

      We hereby consent to the incorporation by reference in this Registration Statement of Form S-8 of UNITED FINANCIAL MORTGAGE CORP. (the "Company") of our report dated July 25, 2001 on the financial statements of the Company, which report appears in the Company's Annual Report filed on Form 10-KSB (File No. 001-15647) filed with the Securities and Exchange Commission on September 14, 2001.

                                    /s/ Craig Shaffer and Associates, CPA

                                    _________________________________________
                                    CRAIG SHAFFER AND ASSOCIATES, CPA



 Des Plaines, Illinois
 November 2, 2001